UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2005

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PETROL OIL AND GAS, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-3009	90-0066187
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

3161 E. Warm Springs Road
Suite 300
Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including are code: (702) 454-7318

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Laurus Master Fund Agreements

        On January 28, 2005, the Company entered into an Amendment No. 1 with Laurus Master Fund, Ltd., a Cayman Islands company ("Laurus"), for the purpose of amending the term of (i) the Secured Convertible Term Note ("Term Note"), dated October 28, 2004 issued by the Company to Laurus and (ii) the Registration Rights Agreement, dated as of October 28, 2004, by and between the Company and Laurus. Laurus agreed that the Company shall not be required to pay the Monthly Principal Amount due on the first business day of December 2004, January 2005, February 2005, March 2005, April 2005 and May 2005, and instead such Monthly Principal Amounts shall be due and payable on the Maturity Date (October 28, 2007). In consideration for Amendment No. 1, the Company agreed to issue an additional common stock purchase warrant to Laurus to purchase up to 1,000,000 shares of the Company's common stock (the "New Warrant"). Additionally, Laurus agreed that the definitions of "Effectiveness Date", "Filing Date" and "Warrants" set forth in the Registration Rights Agreement shall be deleted in their entirely and the following new definitions shall be inserted in lieu thereof:

        "Effectiveness Date" means (i) with respect to the initial Registration Statement required to be filed hereunder, March 31, 2005 and (ii) with respect to each additional Registration Statement required to be filed hereunder, a date no later than thirty (30) days following the applicable Filing Date.

        "Filing Date" means, with respect to (i) the initial Registration Statement required to be filed hereunder, a date no later than thirty (30) days following the date hereof, (ii) with respect to shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price or Exercise Price made pursuant to Section 3.4 of the Secured Convertible Term Note or Section 4 of the Warrant or otherwise, thirty (30) days after the occurrence of such event or the date of the adjustment of the Fixed Conversion Price or Exercise Price and (iii) with respect to any Warrant issued after the date hereof, the date which is thirty (30) days after the issuance of such Warrant (provided that, with respect to the New Warrant (as defined in that certain Amendment No. 1 to the Note and this Agreement, dated as of January 28, 2005, by and between the Company and Laurus), the "Filing Date" shall be the earlier of (x) and date after the issuance of the New Warrant upon which the Company files a registration statement with the Securities and Exchange Commission relating to the resale of the common stock of the Company and (y) August 1, 2005.

        "Warrants" means, the common stock purchase warrants issued pursuant to the Securities Purchase Agreement (including, without limitation, any common stock purchase warrants issued after October 28, 2004 in connection with any amendment, modification or supplementation to the Note, the Securities Purchase Agreement, any Related Agreement or any other agreement related thereto.)

        Pursuant to Amendment No. 1 to the Registration Rights Agreement, the Company is obligated to file a registration statement registering 1,000,000 shares of the Company's common stock issuable upon exercise of the New Warrant. The Company is obligated to file a registration statement on any date after January 28, 2005 upon which the Company files a registration statement with the Securities and Exchange Commission relating to the resale of the common stock of the Company or before August 1, 2005.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

        Pursuant to the Amendment No. 1 described in Item 1.01 above, the Company issued an additional common stock purchase warrant to Laurus to purchase up to 1,000,000 shares of the Company's common stock at $2.50 per share for the first 666,667 shares and $3.00 per share for the next 333,333 shares. The Warrant is exercisable at any time or from time to time before 5:00 p.m., Eastern Standard time, through the close of business on January 28, 2010. The Company believes that the issuance and sale of the Warrant was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The warrant was issued directly by the Company and did not involve a public offering or general solicitation. Laurus is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. Laurus was afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make its investment decision, including the financial statements and Exchange Act reports. The Company reasonably believes that Laurus, immediately prior to issuing the warrant, had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment. Laurus had the opportunity to speak with the Company's management on several occasions prior to its investment decision.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Amendment No. 1 to the Secured Convertible Term Note & Registration Rights Agreement with Laurus, dated January 28, 2005.
10.2	Common Stock Purchase Warrant of Laurus, dated January 28, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                    PETROL OIL AND GAS, INC.

                                                                                                    By:/S/Paul Branagan

                                                                                                         Paul Branagan, President

Date: February 3, 2005